Exhibit 10.13

AMENDMENT NO. 1 AND CONSENT

AMENDMENT NO. 1 AND CONSENT (this “Amendment No. 1 and Consent”) dated as of August 14, 2009 among KKR PEI INVESTMENTS, L.P. (the “Borrower”), the GUARANTORS party hereto (the “Guarantors” and, together with the Borrower, the “Obligors”), the Lenders executing this Amendment No. 1 and Consent, each of which is a party to the Credit Agreement referred to below, and CITIBANK, N.A., as Administrative Agent (the “Administrative Agent”).

The Obligors, the Lenders party thereto (including the Lenders executing this Amendment No. 1 and Consent) and the Administrative Agent are parties to a Credit Agreement dated as of June 11, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by said lenders to the Borrower thereunder.

The parties hereto wish now to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Credit Agreement shall be amended as follows:

2.01.  References Generally.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.        Defined Terms.  Section 1.01 of the Credit Agreement is hereby amended by (i) restating the following definitions (to the extent such definitions are already included in said Section 1.01) to read as follows and (ii) adding the following definitions in the appropriate alphabetical location (to the extent such definitions are not already included in said Section 1.01):

“Affiliate Lender” means any Permitted Affiliate Assignee that becomes a Lender in accordance with Sections 9.06 and 9.18.

“Affiliate Lender Pledge Agreement” means a pledge agreement entered into by an Affiliate Lender and the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.

“Amendment No. 1 and Consent Effective Date” shall mean the date that the amendments contemplated by the Amendment No. 1 and Consent dated as of August 14, 2009 related hereto become effective.

“Assignment Date” has the meaning specified in Section 9.06(b).

“Cash Collateralize” means, in respect of an obligation, to provide and pledge cash collateral in Dollars, in a cash collateral account established at Citibank, N.A. (or an Affiliate thereof), which account shall be subject to a valid first priority perfected Lien pursuant to an Affiliate Lender Pledge Agreement and under the control (as defined in Section 9-104 of the NYUCC) of the Administrative Agent.

“Defaulting Lender” means, at any time, a Lender as to which the Administrative Agent has notified the Borrower that (i) such Lender has failed for three or more Business Days to comply with its obligations under this Agreement to make a Loan, make a payment to the relevant Issuing Lender in respect of an L/C Payment and/or make a payment to the Swing Line Lender in respect of a Swing Line Loan (each a “funding obligation”), unless the requirement to make such payment is the subject of a good faith dispute, (ii) such Lender has, for three or more Business Days, failed to confirm in writing to the Administrative Agent, in response to a written request of the Administrative Agent, that it will comply with a funding obligation, provided that any such Lender shall cease to be a Defaulting Lender under this clause (ii) upon receipt of such confirmation by the Administrative Agent, or (iii) a Lender Insolvency Event has occurred and is continuing with respect to such Lender.  Any determination that a Lender is a Defaulting Lender under clauses (i) through (iii) above will be made by the Administrative Agent in its sole discretion acting in good faith.  The Administrative Agent will promptly send to all parties hereto a copy of any notice to the Borrower provided for in this definition.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) a Permitted Affiliate Assignee and (e) any other Person (other than a natural person) approved by the Administrative Agent, the Swing Line Lender and each Issuing Lender and, unless an Event of Default of the kind referred to in Section 7.01(a), 7.01(b), 7.01(g) or 7.01(h) has occurred and is continuing, by the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, any of the Borrower’s Subsidiaries or any of the Borrower’s Affiliates (other than Permitted Affiliate Assignees).

“Issuing Lender” means any Lender from time to time designated as an Issuing Lender in a writing signed by such Lender, the Borrower and the Administrative Agent (such Lenders being collectively referred to herein as the “Issuing Lender” unless the context otherwise requires).

“Lender Insolvency Event” means that (i) a Lender is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) a Lender is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender, or such Lender has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided that a Lender shall not become a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or the exercise of control over a Lender by a Governmental Authority.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Affiliate Lender Pledge Agreements and the Fee Letter.

“Permitted Affiliate Assignee” means any Affiliate of the Borrower (other than a Subsidiary of the Borrower) approved by the Administrative Agent and, unless an Event of Default of the kind referred to in Section 7.01(a), 7.01(b), 7.01(g) or 7.01(h) has occurred and is continuing, by the Borrower (each such approval not to be unreasonably withheld or delayed).

“Secured Creditors” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Secured Obligations” has the meaning assigned to such term in the Guarantee and Security Agreement.

“Security Documents” means the Guarantee and Security Agreement and any other security document delivered to the Administrative Agent purporting to grant a Lien on any Property of any Obligor to secure any of its obligations hereunder or under the other Loan Documents.

“Senior Creditors” means the Secured Creditors other than the Subordinated Creditors.

“Senior Obligations” means all Secured Obligations held by the Senior Creditors.

“Senior Secured Debt” means Indebtedness for Borrowed Money of the Obligors, on a Consolidated basis, that is (a) not subordinated in right of payment to any other Indebtedness and that is secured by a Lien on Property of any Obligor or (b) owing hereunder to Affiliate Lenders.

“Subordinated Creditor” means (a) each Affiliate Lender and (b) each subsequent holder of Loans, Commitments, participations in Letters of Credit and/or participations in Swing Line Loans (other than Affiliate Lenders) assigned by Affiliate Lenders if such Loans, Commitments and/or participations are assigned at a time that an Event of Default shall have occurred and be continuing, but, in the case of this clause (b), only for so long as such Event of Default shall be continuing and only to the extent of the Loans, Commitments and/or participations assigned by such Affiliate Lenders.

“Subordinated Creditor Account” means a cash collateral account established at Citibank, N.A. (or an Affiliate thereof), which account shall be subject to a valid first priority perfected Lien in favor of the Senior Creditors pursuant to an Affiliate Lender Pledge Agreement and under the control (as defined in Section 9-104 of the NYUCC) of the Administrative Agent for the benefit of the Senior Creditors.

“Subordinated Obligations” means all Secured Obligations held by the Subordinated Creditors.

2.03.        Defaulting Lender.  The following new Section 3.14 shall be added immediately after Section 3.13 of the Credit Agreement:

“SECTION 3.14.  Defaulting Lender.  The Borrower shall have the right, upon at least three Business Days’ notice to the Administrative Agent, to terminate in whole the Commitment of a Defaulting Lender (but without a reduction or termination of the Commitments of the other Lenders), and the Aggregate Facility Amount shall be reduced by the amount of such Defaulting Lender’s Commitment in effect immediately prior to such termination; provided that (x) such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Lender, the Swing Line Lender or any Lender may have against such Defaulting Lender under this Agreement, (y) any fees owing to such Defaulting Lender with respect to its Commitment through the effective date of such termination shall be paid on the next date on which such fees are paid to the other Lenders pursuant to the terms of this Agreement and (z) the Borrower shall not be required to pay the principal of or interest on the Loans, or any other amounts payable under the Loan Documents, owing to such Lender on the effective date of such termination as a condition thereto, but shall be required to pay such principal, interest and other amounts owing to such Lender at the times otherwise provided for in the Loan Documents and such Lender shall continue to be a “Lender” under the Loan Documents until such principal, interest and other amounts are paid in full.”

2.04.        Events of Default.  Section 7.01 of the Credit Agreement is hereby amended by:

(a)  deleting the “or” at the end of clause (l) thereof;

(b)  adding an “or” at the end of clause (m) thereof”; and

(c)  adding the following new clause (n) immediately after clause (m) thereof:

“(n)  the provisions of Section 9.18(c) shall not be valid and binding on, or enforceable against, the Subordinated Creditors, or any Obligor or any Subordinated Creditor shall so assert in writing.”

2.05.        Assignments by Lenders.  Section 9.06(b) of the Credit Agreement is hereby amended by:

(a)  amending the parenthetical “(including all or a portion of its Commitment and the Loans at the time owing to it)” in the first sentence therein to read in its entirety as follows:

“(including all or a portion of its Commitment and the Loans and participations in Letters of Credit and Swing Line Loans at the time owing to it)”;

(b)  amending paragraphs (i) and (ii) thereof to read in their entirety as follows:

“(i)  except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans and participations in Letters of Credit and Swing Line Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (used and unused) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and participations in Letters of Credit and Swing Line Loans of the assigning Lender subject to each such assignment

(determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, unless each of the Administrative Agent and, unless an Event of Default has occurred and is continuing, the Borrower otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement under both Tranches with respect to the Loans and participations in Letters of Credit and Swing Line Loans or the Commitment assigned;”;

(c)  replacing the period at the end of paragraph (iii) thereof with “; and”;

(d)  adding the following new paragraph (iv) immediately after clause (iii) thereof:

“(iv)  each assignment to a Permitted Affiliate Assignee shall be subject to the following additional terms and conditions:

(A)  The applicable Permitted Affiliate Assignee shall, at least two Business Days prior to the Assignment Date, provide written notice to the Administrative Agent in form reasonably acceptable to the Administrative Agent (each, an “Affiliate Assignment Notice”), such notice to be irrevocably binding on such Permitted Affiliate Assignee, stating (1) that such Permitted Affiliate Assignee shall accept assignments from one or more Lenders in accordance with this Section 9.06(b)(iv), (2) the proposed Assignment Date, (3) the intended aggregate amount of Commitments (used and unused) or, if the Commitments are not then in effect, the principal outstanding balance of Loans and participations in Letters of Credit and Swing Line Loans proposed to be included in such assignments (determined in the manner described in Section 9.06(b)(i)) (the “Proposed Assignment Amount”), which amount shall be equal to $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (4) the premium or discount to par value, if any, to be paid by the Permitted Affiliate Assignee for the assigned interests (the “Applicable Price”);

(B)  Upon receipt of any Affiliate Assignment Notice, the Administrative Agent shall promptly notify each Lender thereof.  On or prior to the proposed Assignment Date, each Lender may (but shall not be obligated to) elect by written notice to the Administrative Agent (each such notice, an “Election Notice”), in form reasonably acceptable to the Administrative Agent, such notice to be irrevocably binding on such Lender (each an “Electing Lender”) when received by the Administrative Agent, an amount of such Electing Lender’s Commitment (used and unused) or, if its Commitment is not then in effect, its Loans and participations in Letters of Credit and Swing Line Loans, which it offers to assign to the applicable Permitted Affiliate Assignee (such amount, such Electing Lender’s “Election Amount”, and the aggregate amount of all such Election Amounts, the “Total Election Amount”) at the

Applicable Price.  Upon receipt of any Election Notice, the Administrative Agent shall promptly deliver a copy thereof to the Borrower and each applicable Permitted Affiliate Assignee.  On the proposed Assignment Date, notwithstanding the requirements as to amounts of assignments set forth in Section 9.06(b)(i), (1) in the event that the Total Election Amount exceeds the Proposed Assignment Amount, the applicable Permitted Affiliate Assignee shall, at its option, either (x) accept assignments from the Electing Lenders in the amounts of their respective Election Amounts or (y) accept assignments from the Electing Lenders ratably based on their respective Election Amounts in an aggregate amount at least equal to the Proposed Assignment Amount, and (2) in the event that the Total Election Amount is less than or equal to the Proposed Assignment Amount, the applicable Permitted Affiliate Assignee shall accept assignments from the Electing Lenders in the amounts of their respective Election Amounts; and

(C)  The effectiveness of each assignment to a Permitted Affiliate Assignee shall be subject to (x) the execution by such Permitted Affiliate Assignee and delivery to the Administrative Agent of an Affiliate Lender Pledge Agreement and (y) in the event any Letter of Credit or Swing Line Loans shall be outstanding on the applicable Assignment Date, the Cash Collateralization by such Permitted Affiliate Assignee of the assigned obligations (contingent or otherwise) in respect of any Letter of Credit or Swing Line Loan outstanding at such time in an amount at least equal to (i) 100% of the aggregate amount of such obligations, in the case of Swing Line Loans or Letters of Credit denominated in Dollars, or (ii) 105% of the Dollar Equivalent of the aggregate amount of such obligations, in the case of Letters of Credit denominated in Alternate Currencies.  To the extent not expressly provided for herein, each assignment to a Permitted Affiliate Assignee shall be consummated pursuant to reasonable procedures (including as to response deadlines, rounding and minimum amounts and Type and Interest Periods of accepted Loans) established from time to time by the Administrative Agent.”; and

(e)  amending the final paragraph thereof to read in its entirety as follows:

“Subject to notice to the Borrower and acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the Assignment Date specified in each Assignment and Assumption (an “Assignment Date”), the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption (except as set forth in Section 9.18), have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.11, 3.12 and 9.04 with respect to facts and circumstances occurring prior to such Assignment Date.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section; provided that any attempted assignment or transfer by a Lender of rights or obligations under this Agreement to an Affiliate of the Borrower that does not comply with this Section 9.06 or with Section 9.18 shall be null and void.”

2.06.        Participations.  Section 9.06(d) of the Credit Agreement is hereby amended by:

(a)  amending the parenthetical “(other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries)” therein to read in its entirety as follows:

“(other than a natural person, the Borrower, any of the Borrower’s Subsidiaries or, unless the Lender selling such participation is an Affiliate Lender, any of the Borrower’s Affiliates)”; and

(b)  amending the parenthetical “(including all or a portion of its Commitment and/or the Loans owing to it)” therein to read in its entirety as follows:

“(including all or a portion of its Commitment and/or the Loans and participations in Letters of Credit and Swing Line Loans owing to it)”.

2.07.        Affiliate Lenders.  The following new Section 9.18 shall be added immediately after Section 9.17 of the Credit Agreement:

“SECTION 9.18.  Affiliate Lenders.

(a)  Voting Rights, Lender Communications, etc.  In respect of any amendments, modifications or waivers of any provision of the Credit Agreement or any actions to be taken by or approved by the Lenders or the Majority Lenders, any Affiliate Lender shall be deemed to have voted in the same manner as the majority in interest of the other Lenders (determined by reference to their respective Commitments, Loans, participations in Swing Line Loans and L/C Exposure) voting on such matter (with abstentions being deemed to constitute votes against the proposed action, amendment, modification or waiver); provided that no amendment, waiver or consent may (x) increase the Commitment of any Affiliate Lender, (y) reduce the principal of, or postpone any date for payment of principal of, any Loan owing to any Affiliate Lender, or (z) by its terms disproportionately and adversely affect any Affiliate Lender differently than other Lenders, in each case without the consent of such Affiliate Lender.  In addition, each Affiliate Lender agrees that it will not and irrevocably and unconditionally waives its rights to, in its capacity as a Lender, (i) oppose, contest, object to or in any manner attempt to modify any position advocated, or any course of action supported or taken, by the majority in interest of the other Lenders (determined as aforesaid) in any bankruptcy, insolvency or similar proceeding involving any Obligor or (ii) independently assert any rights or claims or file any motions or take any other actions not otherwise approved by a majority in interest of the other Lenders (determined as aforesaid), including without limitation any motion for relief or stay or provision of debtor-in-possession financing.

Each Affiliate Lender hereby acknowledges and agrees that, in its capacity as such, it shall not be entitled to (A) participate in any meetings or conference calls with the other Lenders and/or the Administrative Agent in relation to this Agreement or any of the other Loan Documents or (B) receive communications from the Administrative Agent or the Lenders in relation to this Agreement or any of the other Loan Documents other than notices or other information provided by the Borrower to the Administrative Agent for distribution to the Lenders.

(b)  Cash Collateralization of Letter of Credit and Swing Line Loan Obligations of Affiliate Lenders.  If any Letter of Credit or Swing Line Loan shall be issued or made at any time when an Affiliate Lender is a party hereto, such Affiliate Lender shall be required to Cash Collateralize its obligations (contingent or otherwise) to the applicable Issuing Lender or the Swing Line Lender, as the case may be, in respect of such Letter of Credit or Swing Line Loan in an amount at least equal to (i) 100% of the aggregate amount of such obligations, in the case of Swing Line Loans or Letters of Credit denominated in Dollars, or (ii) 105% of the Dollar Equivalent of the aggregate amount of such obligations, in the case of Letters of Credit denominated in Alternate Currencies.  No Issuing Lender will be required to issue any Letter of Credit or to amend any outstanding Letter of Credit, and the Swing Line Lender will not be required to make any Swing Line Loan, unless the obligations (contingent or otherwise) of each Affiliate Lender to such Issuing Lender or the Swing Line Lender in respect of such Letter of Credit or Swing Line Loan are so Cash Collateralized.

(c)  Subordination of Obligations held by Subordinated Creditors.

(i)            Payment Subordination during the continuance of an Event of Default.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Subordinated Obligations are subordinated and subject in right of payment to the Senior Obligations such that, upon the occurrence and during the continuance of an Event of Default, the Senior Creditors shall be entitled to receive indefeasible payment in full in cash of the amounts constituting the Senior Obligations and all of the Commitments and Letters of Credit shall have expired or terminated before any Subordinated Creditor is entitled to receive any payment on account of the Subordinated Obligations and, in that connection, upon the occurrence of an Event of Default, until the date (the “Release Date”) that is the earlier to occur of (x) such time as there are no Events of Default continuing and (y) the expiration or termination of all Commitments (whether on the Commitment Termination Date or otherwise) and Letters of Credit and the indefeasible payment in full in cash of the principal of and interest on, and all other amounts in respect of, all Senior Obligations:

(1)           all payments on account of the principal of or interest on, or any other amount in respect of, the Subordinated Obligations shall not be made to the Subordinated Creditors and shall instead be deposited by the Administrative Agent, after first converting any such amounts that are in Alternate Currencies into Dollars at the applicable spot rate for such day determined in accordance with its customary business practices, into the applicable Subordinated Creditor Account; and

(2)           no Subordinated Creditor shall (i) ask, demand, sue for, accelerate or take or receive from any Obligor, by set-off or in any other manner, any payment on account of Subordinated Obligations or (ii) seek any other remedy allowed at law or in equity against any Obligor for breach of such Obligor’s obligations thereunder,

provided that amounts deposited into the applicable Subordinated Creditor Account shall be released to the applicable Subordinated Creditors on the applicable Release Date.

(ii)           Actions upon Dissolution.  In the event of any dissolution or winding up or total or partial liquidation or reorganization of any Obligor (other than any such transaction not then constituting a continuing Default or Event of Default), whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, then upon any payment or distribution of assets of such Obligor of any kind or character, whether in cash, property or securities, to any of its creditors (including any Subordinated Creditor) of any amounts (including interest, indemnities and fees) due or to become due, all Senior Obligations shall first be paid in full in cash before any Subordinated Creditor shall be entitled to retain any assets so paid or distributed in respect of the Subordinated Obligations (for principal, premium, interest or otherwise) and, to that end, the Senior Creditors shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities that would, but for the provisions of this Section 9.18(c) (these “Subordination Terms”), be paid or delivered to a Subordinated Creditor.  If a Subordinated Creditor shall have failed to file claims or proofs of claim with respect to the Subordinated Obligations at least 30 days prior to the deadline for any such filing, the Administrative Agent, on behalf of the Senior Creditors is hereby irrevocably authorized to vote and file proofs of claim and otherwise to act with respect to the Subordinated Obligations as the Administrative Agent, on behalf of the Senior Creditors, may deem appropriate using its reasonable discretion under the circumstances.  Each Subordinated Creditor shall provide to the Administrative Agent, on behalf of the Senior Creditors, all information and documents necessary to present claims or seek enforcement as aforesaid and will duly and promptly take such action as the Administrative Agent may request to collect the Subordinated Obligations for the account of the Administrative Agent and the Senior Creditors and to file appropriate claims or proofs of claim with respect thereto.  If the Administrative Agent does not exercise its right to vote the Subordinated Obligations or otherwise act in any such reorganization proceeding as set forth in this clause (ii) (including the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension), no Subordinated Creditor shall take any action or vote in any way so as to contest (a) the validity or enforceability of any of the Loan Documents, (b) the rights and duties of the Administrative Agent and the Senior Creditors established in any of the Loan Documents or (c) the validity or enforceability of the subordination provisions set forth in this Section 9.18(c).

(iii)          Turnover by the Subordinated Creditor.  If any payment or distribution of any character, whether in cash, securities or other property, in respect of the Subordinated Obligations shall be received by a Subordinated Creditor in contravention of these Subordination Terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Administrative Agent for the benefit of the Senior Creditors, ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Obligations in full in cash.  Notwithstanding anything to the contrary contained herein, no Subordinated Creditor shall have any rights under Section 3.08 but (without limiting its obligations under these Subordination Terms) acknowledges its obligations under such Section.

(iv)          No Petition.  So long as any Senior Obligation is outstanding, no Subordinated Creditor shall commence, or join with any creditor (other than any Senior Creditor) in commencing, or directly or indirectly cause any Obligor to commence, or assist any Obligor in commencing, any proceeding referred to clause (ii) above.

(v)           Continuation.  The provisions of these Subordination Terms constitute a continuing agreement and shall (x) remain in full force and effect until all Senior Obligations (other than contingent indemnity obligations not then payable) have been indefeasibly paid in full in cash and all Commitments and Letters of Credit have expired or terminated, (y) be binding upon each Subordinated Creditor and the Obligors and their respective successors, transferees and assignees, and (z) inure to the benefit of, and be enforceable by, the Senior Creditors.

(vi)          Automatic Reinstatement.  These Subordination Terms shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Obligor in respect of the Senior Obligations is rescinded or must be otherwise restored by any holder of any of the Senior Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

(vii)         Subrogation.  Each of the Subordinated Creditors hereby waives any and all rights to be subrogated to the rights of any Senior Creditor under or with respect to the Senior Obligations.

(viii)        No Impairment.  No right of the Senior Creditors to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Obligors or by any act or failure to act, in good faith, by the Senior Creditors, or by any noncompliance by the Obligors with the terms of any of the Secured Obligations, the Senior Obligations, the Subordinated Obligations, regardless of any knowledge thereof which any such Senior Creditor may have or be otherwise charged with.  The Senior Creditors may extend, renew, modify or amend the terms of any of the Secured Obligations or the Senior Obligations or any security therefor and release, sell or exchange such security and otherwise deal freely with the Obligors, all without affecting the rights of the Senior Creditors hereunder.

(ix)           Continuing Effect.  All rights and interests hereunder, under any Affiliate Lender Pledge Agreement or under the other Loan Documents of the Senior Creditors, and all agreements and obligations of  any Subordinated Creditor hereunder, under any Affiliate Lender Pledge Agreement or under the other Loan Documents, shall remain in full force and effect irrespective of (A)

any lack of validity or enforceability of the Credit Agreement, any Affiliate Lender Pledge Agreement or any other Loan Document, or of any provision of any thereof or (B) any other circumstance that might otherwise constitute a defense available to, or a discharge of the Obligors in respect of any of the Secured Obligations.

The parties hereto agree that the provisions of this Section 9.18(c) set forth a contractual agreement of the type contemplated by Section 510(a) of Title 11 of the United States Code entitled “Bankruptcy”.  The provisions of this Section 9.18(c) are solely for the purpose of defining the relative rights of the Senior Creditors on the one hand, and the Subordinated Creditors on the other hand, and nothing in this Section 9.18(c) shall impair, as between the Obligors and the Subordinated Creditors, the obligation of the Obligors to pay to the Subordinated Creditors the principal and of and interest on the Subordinated Obligations as and when the same shall become due and payable in accordance with the terms of the Loan Documents, nor shall anything in this Section 9.18(c) prevent the Subordinated Creditors from exercising all remedies otherwise permitted by applicable law in respect hereof, subject to the rights under this Section 9.18 of the Senior Creditors.”

Section 3.  Consent to Termination of Commitment of LCPI.  Subject to the satisfaction of the conditions precedent specified in Section 5 below, the Obligors and the Majority Lenders hereby agree that the Commitment (the “Terminated Commitment”) of Lehman Commercial Paper Inc. (“LCPI”) may be terminated (but without a reduction or termination of the Commitments of the other Lenders) pursuant to an agreement between the Borrower, LCPI and the Administrative Agent, whereupon LCPI shall have no further obligation to fund any amounts under the Credit Agreement.  Concurrently with any subsequent payment of principal, interest or fees to the Lenders with respect to any period before the foregoing termination of Terminated Commitments the Borrower shall pay to LCPI its ratable share as provided in the Credit Agreement of such principal, interest or fees, as applicable with respect to the Terminated Commitments.  Upon the effective date of the foregoing termination of the Terminated Commitments, LCPI shall not be deemed to be a Defaulting Lender with respect to any funded Loans existing as of such date and shall retain all rights of a Lender under the Credit Agreement (including, without limitation, voting rights and rights to payments of any fees, interest and principal; it being understood, for the avoidance of doubt, that no commitment fees accruing after the date of the foregoing termination of the Terminated Commitments shall be payable in respect of the Terminated Commitments).  Any Loans made by LCPI that are subsequently repaid or prepaid, whether on account of any mandatory or voluntary prepayment or otherwise, may not be reborrowed.

Section 4.  Representations and Warranties.  Each Obligor represents and warrants to the Administrative Agent and the Lenders that immediately before and after giving effect to this Amendment No. 1 and Consent (a) the representations and warranties set forth in Article V of the Credit Agreement and in the other Loan Documents (as such term is defined in the Credit Agreement as amended hereby) are true and correct in all material respects on the date hereof as if made on and as of the date hereof (or, if any representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct in all material respects as of such specific date) and (b) no Default or Event of Default has occurred and is continuing.

Section 5.  Conditions Precedent.  The amendments set forth in Section 2 hereof and the agreements of the parties hereto set forth in Section 3 hereof shall each become effective on the date on which the following conditions are satisfied (such date, the “Amendment No. 1 and Consent Effective Date”):

(a)           this Amendment No. 1 and Consent shall have been duly executed and delivered by the Obligors, the Administrative Agent and the Majority Lenders;

(b)           each Lender that shall have delivered (by facsimile or otherwise) an executed signature page to this Amendment No. 1 and Consent on or prior to 5:00 p.m. New York City time on August 14, 2009 shall have received from the Borrower payment in immediately available funds of an amendment fee equal to 0.05% of the Commitments of such Lender (the “Amendment Fee”);

(c)           Citigroup Global Markets Inc. (“CGMI”) shall have received from the Borrower payment in immediately available funds of an arrangement fee in an amount that shall have been agreed between the Borrower and CGMI (the “Arrangement Fee”);

(d)           the Administrative Agent shall have received from the Borrower payment in immediately available funds of all reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment No. 1 and Consent, the Credit Agreement and each other Loan Document, as required by Section 7 hereof (collectively, the “Agent’s Expenses”); and

(e)           no Swing Line Loans or L/C Exposure shall be outstanding.

Section 6.  Costs and Expenses.  The Obligors agree to pay the Agent’s Expenses as provided in Section 5 hereof and Section 9.04(a) of the Credit Agreement.

Section 7.  Confirmation of Security Documents.  Each of the Obligors (a) confirms its obligations under the Security Documents (as such term is defined in the Credit Agreement as amended hereby), as applicable, (b) confirms that the obligations of the Borrower under the Credit Agreement as amended hereby are entitled to the benefits of the pledges and guarantees, as applicable, set forth in the Security Documents and (c) confirms that the Credit Agreement as amended hereby is the Credit Agreement under and for all purposes of the Security Documents.

Section 8.  Miscellaneous.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect.  This Amendment No. 1 and Consent shall constitute a “Loan Document” for all purposes of the Credit Agreement.  This Amendment No. 1 and Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment No. 1 and Consent by electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment No. 1 and Consent.  This Amendment No. 1 and Consent shall be governed by, and construed in accordance with, the law of the State of New York.

Section 9.  Limitation.  Each party hereto hereby agrees that this Amendment No. 1 and Consent (i) does not impose on LCPI affirmative obligations or indemnities not already existing as of the date of its petition commencing its proceeding under Chapter 11 of Title 11 of the United States Code entitled “Bankruptcy”, and that could give rise to administrative expense claims and (ii) is not inconsistent with the terms of the Credit Agreement.

Section 10.  Issuing Lender.  The parties hereto hereby acknowledge that Wachovia Bank, N.A. shall cease to be an Issuing Lender as of the Amendment No. 1 and Consent Effective Date.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 and Consent to be executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

KKR PEI INVESTMENTS, L.P.,
as Borrower

By: KKR PEI Associates, L.P., its general partner
By: KKR PEI GP Limited (Registration No. 44667), its general partner

GUARANTORS

KKR SPRINT (KPE) LIMITED

KKR PEI ALTERNATIVE INVESTMENTS LIMITED

KKR PEI JAPAN INVESTMENT I, LTD.

SEVRES IV, S.A R.L.

KKR PEI SICAR, S.À R.L.

CITIBANK, N.A., as Administrative Agent

LENDERS

CITIBANK, N.A.

GOLDMAN SACHS CREDIT PARTNERS, L.P.

MORGAN STANLEY BANK

ABN AMRO BANK N.V.

BANK OF AMERICA, N.A.

BEAR STEARNS CORPORATE LENDING INC.

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

DEUTSCHE BANK AG, NEW YORK BRANCH

JPMORGAN CHASE BANK, N.A.

LEHMAN COMMERCIAL PAPER INC.

MERRILL LYNCH BANK USA

ROYAL BANK OF CANADA

THE BANK OF NOVA SCOTIA

WACHOVIA BANK, NATIONAL ASSOCIATION